Exhibit 10.4

To:
Nanobiotix (the “Borrower”)
60 rue de Wattignies
75012 Paris
France
Attention: Finance Department

and

Nanobiotix Corp. (the “Guarantor”)
210 Broadway,
NGIN 2nd floor,
Cambridge,
Massachusetts,
United States
Attention: Philippe Mauberna, Treasurer

JU/OPS-1/NP/CH/dfa          N’ 2020-1587

EIB Internal Classification - Corporate use

Luxembourg, 20 July 2020

Dear Sirs,

Subject:	NANOBIOTIX (EGFF) SERAPIS 2018-0245, Fl 89427 AND 89987

Ref:
Finance Contract dated 26 July 2018 between the Borrower and the Bank (the “Finance Contract”), Royalty Agreement dated 26 July 2018 between the Borrower and the Bank (the “Royalty Agreement”) and Guarantee dated on or about the date of this Letter between the Guarantor and the Bank (the “Guarantee”)

(1)	Consent to the Borrower entering into the PGE Loan Agreements (as defined below): and

(2)
Amendments to the Finance Contract to: (i) insert definitions of “PGE Loan Agreement” (ii) insert an undertaking whereby the Borrower shall request an extension of the repayment schedule of the loans under the PGE Loan Agreements (as defined below) and (iii) modify the Final Availability Date.

1.	REFERENCE

1.1	Reference is made to:

(a)	the Finance Contract, the Guarantee and the Royalty Agreement;

(b)
a loan agreement dated 10 July 2020 between the Borrower and BPlfrance Financement for an amount of EUR 5,000,000 (five million euros) benefiting from a 90% guarantee by the French state (the “BPI PGE Loan Agreement”);

(c)
a loan agreement dated 22 June 2020 between the Borrower and HSBC France for an amount of EUR 5,000,000 (five million euros) and benefiting from a 90% guarantee by the French (the “HSBC PGE Loan Agreement”) (referred together with the BPI PGE Loan Agreement as the “PGE Loan Agreements”).

1.2
The Borrower has notified the Bank that it has entered into the PGE Loan Agreements without the prior written consent of the Bank (the “Notified Event”).  Pursuant to Schedule H (General Undertakings), paragraph 16 of the Finance Contract, the prior consent of the Bank was required to the entry into the Indebtedness constituted by the PGE Loan Agreements and the breach of this undertaking constituted by the Notified Event entitles the Bank to cancel the undisbursed portion of the Credit and demand prepayment of the Loan.  The Borrower has requested the Bank to waive and amend certain provisions of the Finance Contract.

2.	DEFINITIONS AND INTERPRETATION

Unless defined in this letter (the “Letter”) or the context otherwise requires, a term defined in the Finance Contract has the same meaning in this Letter.

In addition, for the purpose of this Letter:

“Effective Date” means the date on which the Bank confirms to the Borrower in writing (including via electronic mail) that the Bank has received in a form and substance satisfactory to it:

(a)	a PDF copy of this Letter duly countersigned on behalf of the Borrower and the Guarantor;

(b)
a copy of any authorisation necessary for the Borrower and the Guarantor to enter into this Letter and perform any obligation thereunder as well as any evidence of the powers of signature of the Borrower’s and the Guarantor’s signatories; and

(c)	the payment of a consent and amendment fee equal to EUR 5,000. The consent and amendment fee, once paid is non-refundable and non-creditable against any other fees payable to the Bank.

3.	WAIVER AND CONSENT

3.1
From the Effective Date, the Bank waives its rights to cancel the undisbursed portion of the Credit and demand the prepayment of the Loan pursuant to the breach of Schedule H (General Undertakings), paragraph 16 arising from the occurrence of the Notified Event.

3.2
For the purpose of Schedule H (General Undertakings), paragraph 16 (a) of the Finance Contract and as from the Effective Date, the Bank retroactively consents to the Borrower entering into the PGE Loan Agreements representing an additional aggregate indebtedness of EUR 10,000,000 (ten million euros).

4.	AMENDMENTS

As from the Effective Date, the Parties agree to amend the Finance Contract as set out below:

4.1	The definition of Final Availability Date shall be deleted and replaced by the following definition in Article 1.2 (Definitions) of the Finance Contract:

“Final Availability Date” means the day falling 36 months after the signature of this Contract.

4.2	A new definition of PGE Loan Agreement shall be inserted in Article 1.2 (Definitions) of the Finance Contract:

“PGE Loan Agreement” means any of the following loan agreements and “PGE Loan Agreements” refer to the two following loan agreements collectively:

(a)	the EUR 5,000,000 loan agreement entered into between the Borrower and BP/trance Financement benefiting from a 90% guarantee by the French state; and

(b)	the EUR 5,000,000 loan agreement entered into between the Borrower and HSBC France benefiting from a 90% guarantee by the French state.

4.3	A new Article 2.9A shall be inserted in the Finance Contract as follows:

“2.9 A Commitment fee

(a)
The Borrower shall pay to the Bank a commitment fee calculated on the daily undrawn and uncancelled balance of the Credit from 26 July 2020 until the Final Availability Date at a rate of 0.1% (10 basis points) per annum (the “Commitment Fee”).

(b)	The accrued Commitment Fee shall be payable by the Borrower:

(i)	on the Final Availability Date; or

(ii)	if any part of the Credit is cancelled under Article 2.6 (Cancellation) prior to the Final Availability Date, on the payment date mentioned under (a) above; or

(iii)	in case there is a voluntary prepayment under Article 5.2 (Voluntary Prepayment) or a compulsory prepayment under Article 5.3 (Compulsory Prepayment) on the Prepayment Date.

(c)	The Commitment Fee will be calculated using the day count convention of a year of 360 (three hundred and sixty) days and the number of days elapsed.

(d)
If the date on which the Commitment Fee is due to be paid is not a Relevant Business Day, payment shall be made on the next day, if any, of that calendar month that is a Relevant Business Day or, failing that, the nearest preceding day that is a Relevant Business Day, in all cases with a corresponding adjustment to the amount of Commitment Fee due.”

4.4	A new paragraph 25 shall be inserted in Schedule H (General undertakings) of the Finance Contract:

25. PGE Loan Agreements

Prior to the relevant deadlines under the PGE Loan Agreements, the Borrower shall request an extension of the repayment schedule until no earlier than June 2025.

5.	CONTINUITY• AFFIRMATION

5.1
Nothing in this Letter shall be deemed to be an amendment to the terms of the Finance Contract except, as from the Effective Date, as set out in clause 4 above.  Save as set out in paragraph 3, nothing in this Letter shall be deemed to be a waiver or consent by us to any breach or potential breach (present or future) of any provision of the Finance Contract or any waiver of any default which arises on or after the date of this Letter.  Nothing in this Letter shall prejudice our rights under the Finance Contract.

5.2
This Letter is delivered without prejudice to any rights which the Bank may have at any time now or in the future in relation to any breach, any Event of Default, Prepayment Event or any other circumstances or matters other than as specifically referred to in this Letter (and whether subsisting at the date of this Letter or otherwise), which rights shall remain in full force and effect.

6.	DESIGNATION

6.1	In accordance with the Finance Contract, the Borrower and the Bank designate this Letter as a Finance Document.

6.2	With effect on and from the Effective Date, the Finance Contract and this Letter shall be read and construed as one document.

7.	REPRESENTATION AND WARRANTIES

The Repeating Representations are deemed repeated on the date of this Letter and the Effective Date but as if references in any representation or warranty to the “Contract” shall be taken to include this Letter.

8.	GOVERNING LAW AND JURISDICTION

The provisions of article 10 (Law and jurisdiction, Miscellaneous) of the Finance Contract shall apply to this Letter as though they were set out in full in this Letter except that references to the Finance Contract are to be construed as references to this Letter.

Yours faithfully,
EUROPEAN INVESTMENT BANK

/s/ Andéol du Trémolet de Lacheisserie	/s/ Guy Abehsera
Andéol du Trémolet de Lacheisserie, Head of Division	Guy Abehsera, Counsel

If you are in agreement with the above, please have a PDF copy and two (2) wet-ink originals of this Letter initialed on each page, dated and duly signed in the name and on behalf of Nanobiotix S.A. in its capacity as Borrower and Nanobiotix Corp. in its capacity as Guarantor promptly followed by two (2) originals and one (1) PDF copy of this Letter returned to the Bank, to the attention of Charlotte Hill (e-mail:c.hill@eib.org), together with a certified copy of the relevant authority of signatories, unless otherwise already provided, by and not later than ten (10) days from the date of this Letter. After such date, the Bank reserves the right, at its discretion, by notice to the Borrower, to confirm whether acceptance of this Letter by the Borrower is considered as validly given by the Borrower.

We acknowledge and agree to the terms of this Letter on behalf of,

NANOBIOTIX S.A.

as Borrower

/s/ Philippe Mauberna
Name:	Philippe Mauberna
Title:	CFO
Date:	20/07/2020

NANOBIOTIX CORP.

as Guarantor

/s/ Philippe Mauberna
Name:	Philippe Mauberna
Title:	Treasurer
Date:	20/07/2020